UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 2, 2015

Date of Report

(Date of earliest event reported)

WSFS Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 792-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2015, WSFS Financial Corporation, or WSFS, entered into an Agreement and Plan of Reorganization, or the Agreement, with Alliance Bancorp, Inc. of Pennsylvania, or Alliance, providing for, among other things, the merger of Alliance with and into WSFS, or the Merger, with WSFS as the surviving entity. The Agreement also provides for the merger of Greater Delaware Valley Savings Bank d/b/a Alliance Bank, a Pennsylvania-chartered savings bank and wholly owned subsidiary of Alliance, with and into Wilmington Savings Fund Society, FSB, a federal savings bank and wholly owned subsidiary of WSFS, with Wilmington Savings Fund Society, FSB as the surviving entity. The Agreement has been unanimously approved by the boards of directors of both WSFS and Alliance.

Subject to the terms and conditions of the Agreement, at the effective time of the Merger, or the Effective Time, holders of shares of Alliance common stock will have the right to receive, for each share of Alliance common stock held, either 0.28955 shares of WSFS common stock or $22.00 in cash, at the election of such holder. All such elections are subject to adjustment on a pro rata basis, so that approximately 30% of the aggregate consideration paid to Alliance shareholders will be cash and the remaining approximately 70% will be WSFS common stock.

At the Effective Time, holders of options granted by Alliance to purchase shares of Alliance common stock under Alliance’s equity plan will receive a cash payment for each such option equal to the difference, if positive, between $22.00 and the exercise price of the option. In addition, at the Effective Time, all outstanding and unvested equity awards previously granted under Alliance’s 2011 Recognition and Retention Plan will become fully vested and the holder of any such award will receive the merger consideration for the corresponding vested shares of Alliance common stock in accordance with the Agreement.

WSFS and Alliance have made customary representations, warranties and covenants in the Agreement including, among others, covenants relating to (1) the conduct of Alliance’s business during the interim period between the execution of the Agreement and the consummation of the Merger, (2) each party’s obligations to facilitate Alliance’s shareholders’ consideration of, and voting upon, the Agreement and the Merger, (3) the recommendation by the Alliance board of directors in favor of approval of the Agreement and the Merger by its shareholders, (4) Alliance’s obligation to submit the Agreement to Alliance shareholders for approval at a meeting of shareholders held for that purpose, and (5) Alliance’s non-solicitation obligations relating to alternative business combination transactions.

The Merger is subject to customary closing conditions, including (1) approval of the Agreement by Alliance’s shareholders, (2) receipt of required regulatory approvals without the imposition of a condition that would have or be reasonably likely to have a burdensome effect, as defined in the Agreement, on WSFS, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) approval of the listing on the NASDAQ Global Select Market of WSFS common stock to be issued in the Merger, and (5) the effectiveness of the registration statement for WSFS common stock to be issued in the Merger. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Agreement, and (c) receipt by such party of an opinion from WSFS’s counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended. The Agreement contains certain termination rights for both WSFS and Alliance. Upon termination of the Agreement under certain circumstances, Alliance would be required to pay WSFS a termination fee of $4.0 million.

The foregoing description of the Merger and the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about WSFS, Alliance or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement (1) were made only for purposes of that agreement and as of specific dates, (2) are solely for the benefit of the parties to the Agreement, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and (4) may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of WSFS, Alliance or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding WSFS or Alliance, their respective affiliates or their respective businesses. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding WSFS, Alliance, their respective affiliates or their respective businesses, the Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Alliance and a prospectus of WSFS, as well as in the Forms 10-K, Forms 10-Q and other filings that each of WSFS and Alliance make with the Securities and Exchange Commission, or the SEC.

Item 8.01 Other Events.

In connection with the entry into the Agreement, each of WSFS and Alliance entered into separation, non-competition and consulting agreements, or the Separation Agreements, with each of Dennis D. Cirucci, President and Chief Executive Officer of Alliance, and Peter J. Meier, Executive Vice President and Chief Financial Officer of Alliance. The Separation Agreements are effective upon consummation of the Merger. The Separation Agreements provide for lump sum separation payments to Messrs. Cirucci and Meier totaling $1,053,955 and $487,667, respectively, within 10 days of consummation of the Merger, as well as provision by WSFS of health, life, disability and other insurance benefits on an ongoing basis. Pursuant to the Separation Agreements, Messrs. Cirucci and Meier will provide consulting services upon WSFS’s reasonable request for a period of six months following consummation of the Merger. Messrs. Cirucci and Meier will not participate in the commercial or retail banking business in a specified geographic region for periods of 18 months and six months, respectively, following the consummation of the Merger. Messrs. Cirucci and Meier also will not solicit either the customers or employees of WSFS or Alliance for periods of two years and one year, respectively, following consummation of the Merger. As consideration for performance of their ongoing obligations under the Separation Agreements, Messrs. Cirucci and Meier will receive additional lump sum payments of $400,000 and $90,000, respectively, within 10 days of consummation of the Merger.

Forward-Looking Statement Disclaimer

This communication contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to WSFS’s and Alliance’s predictions or expectations of future business or financial performance as well as their respective goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements are based on various assumptions (some of which may be beyond WSFS’s and Alliance’s control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated.

In addition to factors previously disclosed in WSFS’s and Alliance’s reports filed with the SEC, and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Alliance’s shareholders on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Alliance business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of WSFS products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Additional Information and Where to Find It

In connection with the Merger, WSFS expects to file a proxy statement/prospectus as part of a registration statement on Form S-4 regarding the Merger with the Securities and Exchange Commission, or SEC. Investors and security holders are urged to read the proxy statement/prospectus, when it becomes available, because it will contain important information about WSFS and Alliance and the Merger. The final proxy statement/prospectus will be mailed to shareholders of Alliance. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents will also be available free of charge from

WSFS by directing such requests to: WSFS Financial Corporation, Attention: Investor Relations WSFS Bank Center 500 Delaware Avenue, Wilmington, DE 19801, or from Alliance by directing such requests to: Alliance Bancorp, Inc. of Pennsylvania, Attention: Kathleen P. Lynch, Corporate Secretary, 541 Lawrence Road, Broomall, PA 19008.

Participants in the Solicitation

WSFS and Alliance and their respective directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information concerning all of the participants in the solicitation will be included in the proxy statement relating to the Merger when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov, from WSFS’s website at http://www.wsfsbank.com and from Alliance’s website at http://www.allianceanytime.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

2.1	Agreement and Plan of Reorganization, dated as of March 2, 2015, by and between WSFS Financial Corporation and Alliance Bancorp, Inc. of Pennsylvania

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date: March 5, 2015	By:	/s/ Stephen A. Fowle

Stephen A. Fowle Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of March 2, 2015, by and between WSFS Financial Corporation and Alliance Bancorp, Inc. of Pennsylvania